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                                                                    EXHIBIT 23.5



                               CONSENT OF EXPERT


     We hereby consent to the reference to our firm under the caption "Applicability of Federal Securities Laws to the Sale of Vacation Interests" in the section entitled "RISK FACTORS" in the Prospectus included in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on or about May 4, 1998, for the registration of the 9 1/4% Senior Notes due 2006 of Signature Resorts, Inc.



Dated:  May 4, 1998                    SCHREEDER, WHEELER & FLINT, LLP


                                        /s/ Schreeder, Wheeler & Flint, LLP